UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2017

Park Hotels & Resorts Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Tysons Blvd, Suite 1000 McLean, Virginia	22102 (Zip Code)
(Address of principal executive offices)

(703) 584-7979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 22, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Park Hotels & Resorts Inc. (the “Company”) approved a grant of performance-based restricted stock units (“PSUs”) to Thomas J. Baltimore, Jr., Chief Executive Officer of the Company, and grants of shares of restricted stock (the “RSAs”) to Robert D. Tanenbaum, Executive Vice President, Asset Management of the Company, and Thomas C. Morey, Senior Vice President and General Counsel of the Company. The PSUs and the RSAs will be granted on February 3, 2017 (the “Grant Date”), pursuant to the Company’s 2017 Omnibus Incentive Plan (the “Incentive Plan”). The terms of the PSUs are set forth in a Performance Stock Unit Agreement to be entered into between the Company and Mr. Baltimore, and the terms of the RSAs are set forth in Restricted Stock Agreements to be entered into between the Company and each of Messrs. Tanenbaum and Morey.

Performance-Based Restricted Stock Units

The grant of the PSUs to Mr. Baltimore will be in full satisfaction of the remaining one-half of the initial long-term equity grant that he is entitled to receive pursuant to his Executive Employment Agreement with the Company, dated April 26, 2016 (the “Employment Agreement”). The PSUs will have an aggregate value of $1,750,000, with the number of PSUs to be granted to Mr. Baltimore (the “Target Award”) to be determined based on the closing sales price of the Company’s common stock reported on the New York Stock Exchange on the Grant Date. The PSUs may be earned based on the Company’s total shareholder return relative to the total shareholder returns of the companies that comprise the FTSE NAREIT Lodging Resorts Index (that have a market capitalization in excess of $1 billion as of January 4, 2017), in each case over the period commencing on January 4, 2017 and ending on January 3, 2020 (the “Performance Period”). The number of PSUs that Mr. Baltimore may earn ranges from zero to 200% of the Target Award, as determined by the Committee following the end of the Performance Period. The earned PSUs, if any, will vest as of the last day of the Performance Period, subject to Mr. Baltimore’s continued employment with the Company through such date. Mr. Baltimore will receive one share of the Company’s common stock for each PSU that vests.

Pursuant to the Employment Agreement, if, prior to the vesting of the PSUs, Mr. Baltimore’s employment with the Company is terminated by the Company without “cause” or due to death or “disability,” or if Mr. Baltimore resigns for “good reason” (as such terms are defined in the Employment Agreement), then a prorated portion of the Target Award will vest as of his termination date based on the number of days in the Performance Period prior to such termination date relative to the total number of days in the Performance Period. If Mr. Baltimore’s termination of employment without cause or for good reason occurs within 12 months following a “change in control” (as defined in the Employment Agreement), then the full Target Award will vest as of his termination date, without reduction for proration. Mr. Baltimore will be entitled to receive dividend equivalents on the number of PSUs that vest, if any, in respect of each regular cash dividend declared by the Company during the Performance Period, as if he had held a number of shares equal to the number of vested PSUs as of each dividend record date during the Performance Period. Any such dividend equivalents will be payable in cash at the same time as the shares underlying the vested PSUs are issued to Mr. Baltimore.

Restricted Stock

The RSAs granted to Messrs. Tanenbaum and Morey (each a “Grantee”) will each have an aggregate value of $1,900,000 and $1,300,000, respectively, with the number of RSAs to be granted to each Grantee to be determined based on the closing sales price of the Company’s common stock reported on the New York Stock Exchange on the Grant Date. One-third of the RSAs subject to each such grant will vest on each of the first three anniversaries of such Grantee’s respective start date with the Company, which for Mr. Tanenbaum was September 26, 2016 and for Mr. Morey was August 1, 2016, subject to the Grantee’s continued employment with the Company through the applicable vesting date. If, prior to the final vesting date, the Grantee’s employment with the Company is terminated by the Company without “cause,” due to or during his “disability” (as each such term is defined in the Incentive Plan) or due to his death, then all of the unvested RSAs of such Grantee will become vested and nonforfeitable as of the effective date of the Grantee’s termination of employment.

The foregoing description of the PSUs and the RSAs is qualified in its entirety by reference to the Performance Stock Unit Agreement and the Restricted Stock Agreement filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Performance Stock Unit Agreement by and between the Company and Thomas J. Baltimore, Jr.

10.2	Form of Restricted Stock Agreement by and between the Company and each of Robert D Tanenbaum and Thomas C. Morey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK HOTELS & RESORTS INC.

By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer

Date: January 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Stock Unit Agreement by and between the Company and Thomas J. Baltimore, Jr.

10.2	Form of Restricted Stock Agreement by and between the Company and each of Robert D. Tanenbaum and Thomas C. Morey.